 Filed Pursuant to Rule 424(b)(5)
 Registration No. 333-298054
Prospectus Supplement
(To Prospectus dated August 6, 2026)
Clearway Energy, Inc.
Up to $100,000,000 Aggregate Offering Price of Class C Common Stock

We have entered into an equity distribution agreement with Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as sales agents, relating to the offer and sale from time to time of shares of our Class C common stock, par value $0.01 per share (“Class C common stock”). Upon entry into the equity distribution agreement, we terminated our prior at-the-market equity offering program. At the time of such termination, approximately $75.0 million of shares of Class C common stock remain unsold under such program.
In accordance with the terms of the equity distribution agreement, we may offer and sell shares of our Class C common stock having an aggregate offering price of up to $100,000,000 from time to time through the sales agents pursuant to a continuous equity offering program.
Our Class C common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “CWEN.” The last reported sale price of our Class C common stock on the NYSE on August 5, 2026 was $31.18 per share.
Sales of shares of our Class C common stock, if any, under this prospectus supplement and the accompanying prospectus, will be made by any method permitted by law and deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including by ordinary brokers’ transactions through the facilities of the NYSE, to or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions or as otherwise permitted by law. Sales of shares of our Class C common stock will be made by only one sales agent on any given day. The sales agents are not required to sell any specific number or dollar amount of shares of Class C common stock, but each will use its commercially reasonable efforts consistent with their normal trading and sales practices, as our agent and subject to the terms and conditions of the equity distribution agreement, to sell the shares of Class C common stock offered, as instructed by us.
We will pay each sales agent an aggregate fee of up to 1.5% of the gross sales price of all shares of Class C common stock sold through such sales agent under the equity distribution agreement. In connection with the sale of the Class C common stock, each sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of each sales agent may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to the sales agent with respect to certain liabilities, including liabilities under the Securities Act.
The offering of Class C common stock pursuant to the equity distribution agreement will terminate upon the earlier of (i) the sale of all shares of Class C common stock subject to the equity distribution agreement or (ii) the termination of the equity distribution agreement by us or by each of the sales agents.
Investing in our Class C common stock involves a high degree of risk. Please read “Risk Factors” beginning on page S-6 of this prospectus supplement. You should also consider the risk factors described in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus.
Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Wells Fargo Securities	Morgan Stanley	BofA Securities
Citigroup	J.P. Morgan
The date of this prospectus supplement is August 6, 2026

Prospectus Supplement
Base Prospectus
We and the sales agents have not authorized anyone to provide any information other than that contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus prepared by or on behalf of us to which we have referred you. We and the sales agents take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the sales agents are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus supplement and the accompanying prospectus or incorporated by reference in this prospectus supplement and the accompanying prospectus is accurate as of any date other than the date of such document. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS
This document consists of two parts. The first part is the prospectus supplement, which describes the specific terms of sales of our Class C common stock made under this equity offering program and also adds to and updates the information contained or incorporated by reference in the accompanying prospectus. The second part is the accompanying prospectus, which describes more general information regarding our securities, some of which does not apply to the sales made under this equity offering program. You should read both this prospectus supplement and the accompanying prospectus, together with additional information described under the heading “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and “Where You Can Find More Information” in the accompanying prospectus in their entirety before making an investment decision.
If the information set forth in this prospectus supplement differs in any way from the information set forth in the accompanying prospectus or the information contained in any document incorporated by reference herein or therein, the information contained in the most recent document shall control. Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus supplement to “we,” “us” and “our” and similar terms refer to Clearway Energy, Inc. (“Clearway Inc.”), together with its consolidated subsidiaries, including Clearway Energy LLC (“Clearway LLC”) and Clearway Energy Operating LLC (“Clearway Operating LLC”). References in this prospectus supplement to Clearway Inc. refer to Clearway Inc., and not any of its subsidiaries, unless the context otherwise requires. Unless the context otherwise requires or as otherwise indicated, references in this prospectus supplement to “CEG” refer to Clearway Energy Group LLC.
TRADEMARKS AND TRADE NAMES
We own or have rights to various trademarks, trade names and service marks that we use in connection with the operation of our business. This prospectus supplement may also contain trademarks, trade names and service marks of third parties, which are the property of their respective owners. Use or display by us of third parties’ trademarks, trade names, service marks, trade dress or products in this prospectus supplement is not intended to and does not imply a relationship with, or endorsement or sponsorship of, us by such third parties or of such third parties by us. Solely for convenience, the trademarks, trade names and service marks referred to in this prospectus supplement may appear without the ®, ™ or SM symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks, trade names and service marks.
NOTICE TO INVESTORS
A number of our subsidiaries are “public utilities” (as defined in the Federal Power Act (“FPA”)) subject to the jurisdiction of the U.S. Federal Energy Regulatory Commission (“FERC”) because they own or operate FERC jurisdictional facilities, including certain generation interconnection facilities and various “paper” facilities, such as wholesale power sales contracts and market based rate tariffs. The FPA requires us either to obtain prior authorization from FERC prior to the transfer of an amount of our Class C common stock sufficient to convey direct or indirect “control” over any of our public utility subsidiaries or to qualify for a blanket authorization granted under FERC’s regulations for certain types of transfers generally deemed by FERC not to convey direct or indirect “control.” We intend to conduct this equity offering program in a manner consistent with FERC’s guidance on “control” and the requirements for blanket authorizations granted under FERC’s regulations. Our Restated Certificate of Incorporation (as may be amended from time to time, the “Certificate of Incorporation”) prohibits any person and any of its affiliate companies in the aggregate, any “public utility” (as defined in the FPA) or any “holding company” (as defined in the Public Utility Holding Company Act of 2005) from acquiring, through this equity offering program or in subsequent purchases other than secondary market transactions (as discussed under “Business — Regulatory Matters — FERC” and “Business — Regulatory Matters” in our Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC on February 24, 2026 (our “2025 Annual Report”)), an amount of our Class C common stock sufficient to convey direct or indirect “control” over any of our public utility subsidiaries without the prior written consent of our board of directors (our “Board”). For the purposes of this equity offering program, the transfer restriction would require Board approval for any transfer of shares of our Class C common stock other than through secondary

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market transactions if, after such a transfer, a given investor, together with its affiliates, would hold 10% or more of our voting securities or the right to appoint a non-independent director to the Board. Board approval would also be required if, after such a transfer, the sum of the following equals or exceeds 10%: (a) the percentage of our voting securities held by the investor and its affiliates (other than indirectly through interests in CEG), plus (b) the percentage of CEG’s voting securities held by the investor and its affiliates, plus (c) the percentage of any of our public utility subsidiaries’ voting securities held by the investor and its affiliates (other than indirectly through interests in us and CEG). This prospectus supplement does not constitute an offer to sell any shares of our Class C common stock to any person in violation of these or any other provisions of our Certificate of Incorporation.
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated into this prospectus supplement by reference contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks and uncertainties. All statements, other than statements of historical facts, that are included in or incorporated by reference into this prospectus supplement, the accompanying prospectus and the information incorporated into this prospectus supplement by reference, or made in presentations, in response to questions or otherwise, that address activities, events or developments that we expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our business and operations (often, but not always, through the use of words or phrases such as “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “projection,” “target,” “goal,” “objective,” “outlook,” “forecast” and similar expressions), are forward-looking statements. These factors, risks and uncertainties include the factors described elsewhere in this prospectus supplement, the accompanying prospectus and the information incorporated into this prospectus supplement by reference, under Item 1A — Risk Factors in Part I of the 2025 Annual Report, which is incorporated into this prospectus supplement by reference, as well as the following:
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Our ability to maintain and grow our quarterly dividend;

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Potential risks related to our relationships with CEG and its owners;

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Our ability to successfully identify, evaluate and consummate investment opportunities, as well as acquisitions from, and dispositions to, third parties;

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Our ability to acquire assets from CEG;

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Our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;

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Changes in law, including judicial decisions;

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Hazards customary to the power production industry and power generation operations such as fuel and electricity price volatility, unusual weather conditions (including wind and solar conditions), catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;

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Our ability to operate our businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from our asset-based businesses in relation to our debt and other obligations;

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The willingness and ability of counterparties to our offtake agreements to fulfill their obligations under such agreements;

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Our ability to enter into contracts to sell power and procure fuel on acceptable terms and prices;

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Government regulation, including compliance with regulatory requirements and changes in market rules, rates, tariffs and environmental laws;

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Operating and financial restrictions placed on us that are contained in the facility-level debt facilities and other agreements of certain subsidiaries and facility-level subsidiaries generally, in the Clearway Operating LLC amended and restated revolving credit facility (the “Revolving Credit Facility”) and in the indentures governing our outstanding senior unsecured notes; and

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Cyber terrorism and inadequate cybersecurity, or the occurrence of a catastrophic loss and the possibility that we may not have adequate insurance to cover losses resulting from such hazards or the inability of our insurers to provide coverage.

Any forward-looking statement speaks only as of the date on which it is made, and except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause our actual results to differ materially from those contemplated in any forward-looking statements included in this prospectus supplement or incorporated herein by reference should not be construed as exhaustive.

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SUMMARY
This summary highlights information contained elsewhere in this prospectus supplement and the accompanying prospectus, or incorporated by reference in this prospectus supplement and the accompanying prospectus. As a result, this summary does not contain all of the information that may be important to you or that you should consider before investing in our Class C common stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, together with all documents incorporated by reference herein and therein, which are described under “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus supplement and under “Where You Can Find More Information” in the accompanying prospectus.
About Clearway Energy, Inc.
We are a publicly-traded energy infrastructure investor with a focus on investments in clean energy and owner of modern, sustainable and long-term contracted assets across North America. We are sponsored by CEG.
We are one of the largest owners of clean energy generation assets in the U.S. As of June 30, 2026, our portfolio comprises approximately 13.9 gigawatts (“GW”) of gross capacity in 27 states, including approximately 11.1 GW of wind, solar and battery energy storage systems, and approximately 2.8 GW of dispatchable combustion-based power generation assets that provide critical grid reliability services. Through this environmentally-sound, diversified and primarily contracted portfolio, we endeavor to provide our investors with stable and growing dividend income. The majority of our revenues are derived from long-term contractual arrangements for the output or capacity from these assets.
Organizational Structure
The following organizational chart summarizes certain relevant aspects of our organizational structure as of June 30, 2026:

Clearway Energy Group LLC
Public shareholders
Class B Common Stock and Class D Common Stock Aggregate 54.88% Voting Interest
Clearway Energy, Inc.
Class C Common Stock Aggregate 45.12% Voting Interest
Class B Units and Class D Units Aggregate 40.97% Economic Interest
Sole Managing Member Class C Units Aggregate 59.03% Economic Interest
Clearway Energy LLC
Clearway Energy Operating LLC
Operating companies

Summary of Risk Factors
You should read the “Risk Factors” sections in this prospectus supplement and in our 2025 Annual Report for a discussion of the factors you should carefully consider before deciding to purchase any shares of Class C common stock.

Corporate Information
Our headquarters and principal executive offices are located at 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Our telephone number is (609) 608-1525. Our website is www.clearwayenergy.com. We make available our periodic reports and other information filed with or furnished to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act, free of charge, through our website, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the SEC. Information on our website or any other website is not incorporated by reference into this prospectus supplement and does not constitute a part of this prospectus supplement. The SEC maintains a website at www.sec.gov that contains reports and other information regarding issuers that file electronically with the SEC.

THE OFFERING
Class C common stock
offered
Up to $100,000,000 of our Class C common stock.
Manner of offering
“At-the-market” offering that may be made from time to time through the sales agents. Please read “Plan of Distribution.”
Use of proceeds
We intend to use the net proceeds from the sale of the Class C common stock for general corporate purposes, which may include the repayment or refinancing of indebtedness and the funding of working capital, capital expenditures, acquisitions and investments. Please read “Use of Proceeds.”
Affiliates of the sales agents are lenders under the Revolving Credit Facility. To the extent we use proceeds from the offering to repay any indebtedness under the Revolving Credit Facility, such affiliates will receive proceeds from this offering. Please read “Plan of Distribution.”
Voting rights
Each share of our Class B common stock, par value $0.01 per share (“Class B common stock”), entitles the holder thereof to one vote on all matters to be voted on by stockholders generally. Each share of our Class C common stock and Class D common stock, par value $0.01 per share (“Class D common stock”), entitles the holder thereof to 1/100th of one vote on all matters to be voted on by stockholders generally. Holders of our shares of Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to our stockholders for their vote or approval, except as otherwise required by applicable law or the listing requirements of any exchange on which shares of our common stock are listed. Except in respect of matters relating to the election and removal of directors on our Board and as otherwise provided in our Certificate of Incorporation or required by law, all matters to be voted on by holders of shares of our Class B common stock, Class C common stock and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by our stockholders must be approved by a plurality of the votes entitled to be cast by all shares of our common stock on a combined basis. For a complete description of our capital stock, please read “Description of Capital Stock” in the accompanying prospectus.
Through its indirect ownership of our Class B common stock and Class D common stock, following the completion of this offering (assuming 3,207,184 shares of Class C common stock are sold in this equity offering program based on the last reported sale price included on the cover of this prospectus supplement), and after giving effect to the terms of the Voting Trust Agreement (as defined below), CEG will hold shares of our common stock having 54.86% of the combined voting power of all of our common stock. As a result, CEG will continue to be able to exercise control over matters requiring the approval of our stockholders, including the election of our directors and the approval of significant corporate transactions. On April 29, 2026, CEG entered into a voting trust agreement (the “Voting Trust Agreement”) with Wilmington

Trust, National Association, as the voting trustee thereunder (the “Voting Trustee”), pursuant to which CEG deposited into a voting trust 41,678,637 shares of Class B common stock (the “Voting Trust Shares”). The Voting Trust Shares were deposited to maintain CEG’s relative voting power in us immediately following the conversion of each share of our Class A common stock into one share of our Class C common stock, which conversion was effective as of May 1, 2026, at the level immediately prior thereto. Under the Voting Trust Agreement, the Voting Trustee is required to vote the Voting Trust Shares on any stockholder matter in the same proportion as the votes cast by all our stockholders.
Economic interest
Following the completion of this equity offering program (assuming 3,207,184 shares of Class C common stock are sold in this equity offering program based on the last reported sale price included on the cover of this prospectus supplement), the holders of our Class C common stock will own in the aggregate an approximate 59.66% economic interest in our business through our ownership of Class C units of Clearway LLC, and CEG will own in the aggregate an approximate 40.34% economic interest in our business through its ownership of Class B units and Class D units of Clearway LLC.
Exchange and registration
rights
CEG is the holder of all of the outstanding Class B units and Class D units of Clearway LLC. Each Class B unit and Class D unit of Clearway LLC is exchangeable for shares of our Class C common stock, in each case, on a one-for-one basis, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Third Amended and Restated Exchange Agreement, dated as of April 1, 2026, among Clearway Inc., CEG and Clearway LLC (as described under “Description of Capital Stock — Fifth Amended and Restated Limited Liability Company Agreement of Clearway LLC — Exchange Agreement” in the accompanying prospectus). When CEG exchanges Class B units of Clearway LLC for shares of our Class C common stock, we will automatically redeem and cancel a corresponding number of shares of our Class B common stock and the Class B units will automatically convert into Class C units of Clearway LLC issued to us. When CEG exchanges Class D units of Clearway LLC for shares of our Class C common stock, we will automatically redeem and cancel a corresponding number of shares of our Class D common stock and the Class D units will automatically convert into Class C units of Clearway LLC issued to us.
Pursuant to a registration rights agreement that we have entered into with CEG, we agreed to file a registration statement for the sale of the shares of our Class C common stock that are issuable upon exchange of Class B units or Class D units of Clearway LLC upon request and cause that registration statement to be declared effective by the SEC as soon as practicable thereafter.
Cash dividends
We expect to pay a quarterly dividend on or about the 75th day following the expiration of each fiscal quarter to holders of our Class C common stock of record on or about the 60th day following the last day of such fiscal quarter. However, we do not have a legal obligation to declare or pay dividends at a specific quarterly dividend level or at all and our ability to pay the regular quarterly dividend is subject to various restrictions and other factors.
On August 4, 2026, we declared a quarterly dividend of $0.4750 per share on our outstanding Class C common stock, payable on September 15, 2026 to holders of record on September 1, 2026.
Material U.S. federal income tax considerations for non-U.S. holders
For a discussion of the material U.S. federal income tax consequences that may be relevant to prospective investors who are non-U.S. holders, please read “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders of our Class C Common Stock.”
Exchange listing
Our Class C common stock is traded on the NYSE under the symbol “CWEN.”

RISK FACTORS
An investment in our Class C common stock involves a high degree of risk. You should carefully read and consider the risk factors below, as well as the “Risk Factors” section in our 2025 Annual Report and in other documents that we subsequently file with the SEC, all of which are incorporated by reference in this prospectus supplement and the accompanying prospectus, for a discussion of certain of the factors to consider carefully before deciding to purchase any Class C common stock. You should also read all other information contained in or incorporated by reference in this prospectus supplement and the accompanying prospectus before deciding to invest in our Class C common stock. If any of the risks actually occur, they may materially harm our business, financial condition, operating results or cash flow. As a result, the market price of our Class C common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results, financial condition or cash flow and could result in a complete or partial loss of your investment.
Risks Related to the Offering
Market volatility may affect the price of our Class C common stock and the value of your investment.
The market price of our Class C common stock may fluctuate significantly in response to a number of factors, most of which we cannot predict or control, including market reactions to this equity offering program, general market and economic conditions, disruptions, downgrades, credit events and perceived problems in the credit markets; actual or anticipated variations in our quarterly operating results or dividends; natural disasters, wildfires and other weather-related events; changes in our investments or asset composition; write-downs or perceived credit or liquidity issues affecting our assets; market perception of CEG or its owners, our business and our assets; our level of indebtedness and/or adverse market reaction to any indebtedness that we may incur in the future; our ability to raise capital on favorable terms or at all; loss of any major funding source; additions or departures of our executive officers or key personnel; changes in market valuations of similar power generation companies; and speculation in the press or investment community regarding us or CEG (or its owners).
Securities markets in general have experienced extreme volatility that has often been unrelated to the operating performance of particular companies. Any broad market fluctuations may adversely affect the trading price of our Class C common stock.
You may experience dilution of your ownership interest due to the future issuance of additional shares of our Class C common stock.
We are in a capital-intensive business and may not have sufficient funds to finance the growth of our business, future acquisitions or to support our projected capital expenditures. As a result, we may require additional funds from further equity or debt financings, including tax equity financing transactions, sales under our Direct Stock Purchase Plan (the “DSPP”) or sales of preferred shares or convertible debt, to complete future acquisitions, expansions and capital expenditures and pay the general and administrative costs of our business. In the future, we may issue our previously authorized and unissued securities, including shares under the DSPP or under our Dividend Reinvestment Plan, resulting in the dilution of the ownership interests of purchasers of our Class C common stock offered hereby. Under our Certificate of Incorporation, we are authorized to issue 500,000,000 shares of Class B common stock, 1,000,000,000 shares of Class C common stock, 1,000,000,000 shares of Class D common stock and 10,000,000 shares of preferred stock with preferences and rights as determined by the Board. The potential issuance of additional shares of common stock or preferred stock or convertible debt may create downward pressure on the trading price of our Class C common stock. We may also issue additional shares of our Class C common stock or other securities that are convertible into or exercisable for our Class C common stock in future public offerings or private placements for capital raising purposes or for other business purposes, potentially at an offering price, conversion price or exercise price that is below the offering price for our Class C common stock in this equity offering program. We cannot predict the effect that issuances or sales of our Class C common stock or other securities may have on the market prices for our Class C common stock.

Our management will have broad discretion over the use of proceeds from any sales made under this equity offering program and may not use the proceeds effectively.
Our management will have broad discretion as to the application of the net proceeds from any sales made under this equity offering program and could spend the proceeds in a variety of ways that may ultimately fail to improve our operating results or enhance the value of our Class C common stock. Our failure to apply these funds effectively could have a negative effect on our business and cause the price of our Class C common stock to decline.
The Class C common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares of our Class C common stock in this offering at different times will likely pay different prices, and so may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of the Class C common stock for general corporate purposes, which may include the repayment or refinancing of indebtedness and the funding of working capital, capital expenditures, acquisitions and investments. We may invest funds not required immediately for such purposes in marketable securities and short-term investments.
Affiliates of the sales agents are lenders under the Revolving Credit Facility. To the extent we use proceeds from the offering to repay any indebtedness under the Revolving Credit Facility, such affiliates will receive proceeds from this offering. Please read “Plan of Distribution.”

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
FOR NON-U.S. HOLDERS OF OUR CLASS C COMMON STOCK
The following is a summary of the material U.S. federal income tax consequences (and to a limited extent U.S. federal estate tax consequences) to non-U.S. holders, defined below, of the purchase, ownership and disposition of shares of our Class C common stock as of the date of this prospectus supplement. Except where noted, this summary deals only with shares of our Class C common stock purchased in this equity offering program that are held as “capital assets” (within the meaning of Section 1221 of the Code (as defined below)) by a non-U.S. holder (as defined below).
A “non-U.S. holder” means a beneficial owner of shares of our Class C common stock that is not for U.S. federal income tax purposes any of the following:
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an individual who is a citizen or resident of the United States;

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a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

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any entity or arrangement treated as a partnership for U.S. federal income tax purposes;

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an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

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a trust if it (1) is subject to the primary supervision of a court within the United States and one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code (as defined below)) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations (the “Treasury Regulations”) to be treated as a United States person.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds shares of our Class C common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, the activities of the partnership and certain determinations made at the partner level. If you are a partner of a partnership holding shares of our Class C common stock, you should consult your tax advisors.
This summary is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations, rulings and judicial decisions, all as of the date of the prospectus supplement. Those authorities are subject to different interpretations and may be changed, perhaps retroactively, so as to result in U.S. federal income and estate tax consequences different from those summarized below. This summary does not address all aspects of U.S. federal income taxes and does not deal with foreign, state, local, alternative minimum or other tax considerations that may be relevant to non-U.S. holders in light of their particular circumstances, including the impact of the Medicare contribution tax on net investment income. In addition, this summary does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including, without limitation, if you are a U.S. expatriate or former citizen or long-term resident of the U.S., financial institution, insurance company, tax-exempt organization, tax-qualified retirement plan, governmental agency, instrumentality, organization or body, dealer or trader in securities, broker, “controlled foreign corporation,” “passive foreign investment company,” a corporation that accumulates earnings to avoid U.S. federal income tax, a partnership or other pass-through entity for U.S. federal income tax purposes (or an investor in such a pass-through entity), a person deemed to sell shares of our Class C common stock under the constructive sale provisions of the Code, a person who acquired shares of our Class C common stock as compensation or otherwise in connection with the performance of services, a person subject to special tax accounting rules as a result of any item of gross income with respect to the Class C common stock being taken into account in an applicable financial statement, or a person who has acquired shares of our Class C common stock as part of a straddle, hedge, conversion transaction or other risk-reduction transaction or integrated investment). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

We have not and will not seek any rulings from the Internal Revenue Service (“IRS”) regarding the matters discussed below. There can be no assurance that the IRS will not take positions concerning the tax consequences of the purchase, ownership or disposition of shares of our Class C common stock that are different from those discussed below.
If you are considering the purchase of shares of our Class C common stock, you should consult your own tax advisors concerning the particular U.S. federal income, estate and gift tax consequences to you of the purchase, ownership and disposition of the shares of our Class C common stock, as well as the consequences to you arising under the laws of any state, local or non-U.S. taxing jurisdiction or under any applicable income tax treaty in light of your particular circumstances.
Dividends
We intend to pay cash distributions on shares of our Class C common stock for the foreseeable future. Distributions on our Class C common stock will constitute dividends for U.S. tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed both our current and our accumulated earnings and profits, the excess will constitute a return of capital that reduces your adjusted tax basis in our Class C common stock (determined on a share by share basis), but not below zero, and thereafter will be treated as gain from the sale of stock and will be treated as described below under “— Gain on Disposition of Shares of Our Class C Common Stock”.
The distributions paid to a non-U.S. holder which constitute dividends generally will be subject to withholding of U.S. federal income tax at a 30% rate of the gross amount of the dividends, or such lower rate as may be specified by an applicable income tax treaty, provided certain certification and disclosure requirements are satisfied. However, except to the extent that we elect (or the paying agent or other intermediary through which you hold your shares of common stock elects) to withhold with respect to the taxable dividend portion of the distribution only, we (or the applicable paying agent or intermediary) must generally withhold on the entire distribution, in which case you generally would be entitled to a refund from the IRS by timely filing an appropriate claim for a refund, to the extent the withholding exceeds your tax liability with respect to the distribution.
However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable tax treaty, the income is attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally are not subject to the withholding tax described above, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code (unless an applicable income tax treaty provides otherwise). To obtain the exemption from withholding on effectively connected income, a non-U.S. holder must provide us, our paying agent or other applicable withholding agent with a properly executed IRS Form W-8ECI (or successor form) prior to the payment of the dividend. A corporate non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends, as adjusted for certain items.
A non-U.S. holder of shares of our Class C common stock who wishes to claim the benefit of an applicable treaty rate for dividends will be required (a) to complete IRS Form W-8BEN or Form W-8BEN-E (or other applicable or successor form) and to certify under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if shares of our Class C common stock are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable Treasury Regulations. A non-U.S. holder who provides us, our paying agent or other applicable withholding agent with an IRS Form W-8BEN, Form W-8BEN-E, Form W-8ECI or other form must update the form or submit a new form, as applicable, if there is a change in circumstances that makes any information on such form incorrect. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

It is possible that a distribution made to a non-U.S. holder may be subject to over-withholding because, for example, at the time of the distribution we or the relevant withholding agent is unable or does not otherwise elect to withhold with respect to the taxable dividend portion of the distribution only (e.g., because we or the relevant withholding agent are unable determine how much of the distribution constitutes dividends) or the proper documentation establishing the benefits of any applicable treaty has not been properly supplied. If there is any over-withholding on distributions made to a non-U.S. holder, such non-U.S. holder may obtain a refund of the over-withheld amount by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding the applicable withholding tax rules and the possibility of obtaining a refund of any over-withheld amounts.
Gain on Disposition of Shares of Our Class C Common Stock
Any gain realized by a non-U.S. holder on the disposition of shares of our Class C common stock generally will not be subject to U.S. federal income tax unless:
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the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable tax treaty, the income is attributable to a permanent establishment maintained by the non-U.S. holder in the United States);

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the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

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our Class C common stock constitutes a U.S. real property interest by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition or the period that the non-U.S. holder held shares of our Class C common stock.

In the case of a non-U.S. holder described in the first bullet point above, any gain will be subject to U.S. federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code (unless an applicable income tax treaty provides otherwise), and a non-U.S. holder that is a foreign corporation may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits attributable to such gain (or at such lower rate as may be specified by an applicable income tax treaty). In the case of a non-U.S. holder described in the second bullet point above, except as otherwise provided by an applicable income tax treaty, any gain, which may be offset by certain U.S.-source capital losses (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses), will be subject to a 30% tax even though the individual is not considered a resident of the United States under the Code.
We believe that we are not currently and will not become a USRPHC. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our non-U.S. real property interests and other business assets and because the definition of U.S. real property is not entirely clear, there can be no assurance that we are not a USRPHC now or will not become one in the future. Even if we are or were to become a USRPHC, however, as long as our Class C common stock is “regularly traded” (as defined by applicable Treasury Regulations) on an established securities market, as to which there can be no assurance, such Class C common stock will be treated as a U.S. real property interest only if you actually or constructively hold more than five percent of such regularly traded Class C common stock at any time during the applicable period described above.
Information Reporting and Backup Withholding
We must report annually to the IRS and to you the amount of dividends paid to you and the amount of tax, if any, withheld with respect to such dividends. The IRS may make this information available to the tax authorities in the country in which you are resident.
In addition, you may be subject to information reporting requirements and backup withholding tax with respect to dividends paid on, and the proceeds of disposition of, shares of our Class C common stock, unless, generally, you certify under penalties of perjury (usually on IRS Form W-8BEN or Form W-8BEN-E) that you are not a U.S. person or you otherwise establish an exemption. Additional rules relating to information reporting requirements and backup withholding tax with respect to payments of the proceeds from the disposition of shares of our Class C common stock are as follows:
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If the proceeds are paid to or through the U.S. office of a broker, the proceeds generally will be subject to backup withholding tax and information reporting, unless you certify under penalties of perjury (usually on IRS Form W-8BEN or Form W-8BEN-E) that you are not a U.S. person and the applicable withholding agent does not have actual knowledge or reason to know you are a U.S. person or you otherwise establish an exemption.

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If the proceeds are paid to or through a non-U.S. office of a broker that is not a U.S. person and is not a foreign person with certain specified U.S. connections (a “U.S.-related person”), information reporting and backup withholding tax generally will not apply.

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If the proceeds are paid to or through a non-U.S. office of a broker that is a U.S. person or a U.S.-related person, the proceeds generally will be subject to information reporting (but not to backup withholding tax), unless you certify under penalties of perjury (usually on IRS Form W-8BEN or Form W-8BEN-E) that you are not a U.S. person or you otherwise establish an exemption.

Copies of information returns that are filed with the IRS may also be made available under the provisions of an applicable treaty or agreement to the tax authorities of the country in which you reside or are established.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding tax rules may be allowed as a refund or a credit against your U.S. federal income tax liability, provided the required information is timely furnished by you to the IRS.
Foreign Accounts
The Foreign Account Tax Compliance Act (the “FATCA”) generally imposes a U.S. federal withholding tax of 30% on dividends on our Class C common stock, paid to a “foreign financial institution” (as specifically defined under these rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the accounts held by certain “specified United States persons” or “United States owned foreign entities” (each as defined under these rules) (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes an exemption. FATCA also generally imposes a U.S. federal withholding tax of 30% on dividends on our Class C common stock paid to a “non-financial foreign entity” (as specifically defined for purposes of these rules) unless such entity provides the withholding agent with a certification identifying certain direct and indirect “substantial United States owners” (as specifically defined under these rules) of the entity, certifies that there are none or otherwise establishes an exemption. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. An intergovernmental agreement between the United States and an applicable foreign country may modify the requirements described in this paragraph.
Prior to the issuance of proposed Treasury Regulations, withholding taxes under FATCA also would have applied to gross proceeds from a sale or other disposition of our Class C common stock. The proposed Treasury Regulations provide that such gross proceeds are generally not subject to withholding taxes under FATCA. Taxpayers may rely on these proposed Treasury Regulations until they are revoked or final Treasury Regulations are issued.
Each investor is encouraged to consult with its tax advisor regarding how FATCA may apply to their investment in our Class C common stock.
Federal Estate Tax
Shares of our Class C common stock that are owned (or treated as owned) by an individual who is not a citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in such individual’s gross estate for U.S. federal estate tax purposes, unless an applicable estate or other tax treaty provides otherwise, and, therefore, may be subject to U.S. federal estate tax.

PLAN OF DISTRIBUTION
We have entered into an equity distribution agreement with the sales agents, under which, from time to time, we may offer and sell shares of our Class C common stock having an aggregate offering price of up to $100,000,000 through the sales agents. This summary of the material provisions of the equity distribution agreement does not purport to be a complete statement of its terms and conditions. We will file the equity distribution agreement as an exhibit to a Current Report on Form 8-K, which will be incorporated by reference in this prospectus supplement.
The sales, if any, of shares of our Class C common stock made under the equity distribution agreement will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415 under the Securities Act, including ordinary brokers’ transactions on the NYSE, to or through a market maker or directly on or through an electronic communications network, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices, in block transactions, or as otherwise permitted by law. To the extent required by Regulation M, the sales agents will not engage in any market making activities involving our Class C common stock while the offering is ongoing under this prospectus supplement and the accompanying prospectus.
Each time we wish to issue and sell shares of our Class C common stock under the equity distribution agreement, we will notify the applicable sales agent of the maximum number of shares to be sold, the minimum price per share at which such shares may be sold and other sales parameters as we deem appropriate. None of the sales agents is required to sell any specific number or dollar amount of shares of our Class C common stock, but each has agreed, subject to the terms and conditions of the equity distribution agreement, to use their commercially reasonable efforts consistent with their normal trading and sales practices to sell all of the designated shares of Class C common stock on the terms agreed upon by the sales agents and us. We may instruct the sales agents not to sell any shares of our Class C common stock if the sales cannot be effected at or above the price designated by us. We or any of the sales agents may suspend the equity offering program at any time by notifying the other parties.
Each sales agent will provide to us written confirmation following the close of trading on the NYSE each day on which shares of our Class C common stock are sold under the equity distribution agreement. Each confirmation will include the number of shares of Class C common stock sold on that day, the gross sales proceeds and the commission payable by us to the applicable sales agent in respect of such sales. We will report at least quarterly the number of shares of our Class C common stock sold through the sales agents under the equity distribution agreement, the net proceeds to us (before expenses) and the commissions of the sales agents in connection with the sales of the shares of Class C common stock.
We will pay each sales agent a commission rate of up to 1.5% of the gross sales price per share of our Class C common stock sold through it as our agent under the equity distribution agreement. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the sales agents under the terms of the equity distribution agreement, will be approximately $500,000. In addition, we have agreed to reimburse the sales agents for certain of their reasonable expenses of approximately $140,000 in connection with executing the equity distribution agreement, as well as certain expenses in connection with quarterly diligence bringdowns thereafter. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such Class C common stock.
Settlement for sales of shares of our Class C common stock will occur on the first trading day following the date on which any sales are made in return for payment of the net proceeds to us. Sales of our Class C common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and each sales agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
The equity offering program will terminate upon the earlier of (1) the sale of all shares of Class C common stock subject to the equity distribution agreement or (2) the termination of the equity distribution agreement by us or by each of the sales agents.
In connection with the sale of the shares of our Class C common stock on our behalf, each of the sales agents may be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation paid to the sales agents may be deemed to be underwriting commissions or discounts. We have agreed to provide indemnification and contribution to the sales agents against certain liabilities, including civil liabilities under the Securities Act.

The sales agents and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The sales agents and their affiliates have provided in the past, to us and our affiliates, and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services in the ordinary course of their businesses, for which they have received and may continue to receive customary fees and commissions. Affiliates of Wells Fargo Securities, LLC, Morgan Stanley & Co. LLC, BofA Securities, Inc., Citigroup Global Markets Inc. and J.P. Morgan Securities LLC are lenders under the Revolving Credit Facility. To the extent we use proceeds from the offering to repay any indebtedness under the Revolving Credit Facility, such affiliates will receive a portion of the proceeds from this offering.
In addition, from time to time, certain of the sales agents and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and for persons or entities who have relationships with us, and may do so in the future. The sales agents and their respective affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
In the ordinary course of their various business activities, the sales agents and their respective affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively trade securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the issuer (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the issuer.
This prospectus supplement and the accompanying prospectus in electronic format may be made available on a website maintained by any of the sales agents, and any of the sales agents may distribute this prospectus supplement and the accompanying prospectus electronically.
LEGAL MATTERS
The validity of the shares of Class C common stock being sold in any sales made under the equity distribution agreement will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. Certain U.S. legal matters relating to any such sales will be passed upon for the sales agents by Latham & Watkins LLP, New York, New York.
EXPERTS
The financial statements as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2025 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Clearway Energy, Inc. for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
This prospectus supplement and the accompanying prospectus is a part of a Registration Statement on Form S-3 under the Securities Act (File No. 333-298054), which we have filed with the SEC to register shares of Class C common stock offered hereby. This prospectus supplement and the accompanying prospectus do not contain all of the information in the registration statement and its exhibits.
We are subject to the reporting, proxy and information requirements of the Exchange Act, and as a result are required to file periodic reports, proxy statements and other information with the SEC. Such reports and other information (including the documents incorporated by reference into this prospectus supplement) are available to the public on the SEC’s website at www.sec.gov.
Additionally, our filings with the SEC that are filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act are available free of charge through the “Investor Relations” section of our website (www.clearwayenergy.com) as soon as reasonably practicable after they are filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus supplement except for the documents specifically incorporated by reference as noted above. This reference to our website is an inactive textual reference only and is not a hyperlink. The contents of our website are not part of this prospectus supplement, and you should not consider the contents of our website in making an investment decision with respect to our Class C common stock. You may also obtain a copy of these filings at no cost by writing or telephoning us at the following address:
Clearway Energy, Inc.
300 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 608 1525
Attention: Corporate Secretary
Any statements made in this prospectus supplement concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed with the SEC for a more complete understanding of the document or matter.

INCORPORATION BY REFERENCE
The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus supplement, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus supplement. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) are incorporated by reference herein:
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Our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 24, 2026;

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed on March 24, 2026;

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Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed on May 8, 2026;

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Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed on August 5, 2026;

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Our Current Reports on Form 8-K filed on January 7, 2026, January 8, 2026, January 13, 2026, March 9, 2026, April 2, 2026, May 1, 2026 (other than Item 7.01) and May 15, 2026 (other than Item 7.01); and

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The description of our Class C common stock, par value $0.01 per share, contained in our Registration Statement on Form 8-A/A filed on April 29, 2026, which amended our Registration Statement on Form 8-A filed on July 12, 2013 (File No. 001-36002), including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

The information incorporated by reference contains important information about us and our financial condition and is considered to be part of this prospectus supplement. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus supplement will be deemed to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

PROSPECTUS
Clearway Energy, Inc.
Class C Common Stock
Debt Securities
Preferred Stock
Clearway Energy, Inc., from time to time, may offer to sell Class C common stock, senior or subordinated debt securities, and preferred stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our Class C common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. The prospectus supplements may also add, update, or change information contained in this prospectus.
We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods, on a continuous or delayed basis.
Our Class C common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “CWEN.”
Investing in our securities involves risks. You should carefully consider the risks described under “Risk Factors” on page 2 of this prospectus, as well as the other information contained or incorporated by reference in this prospectus and the related prospectus supplement, before making a decision to invest in our securities.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 6, 2026.

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ABOUT THIS PROSPECTUS
This prospectus is a part of a registration statement that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings from time to time. This prospectus provides you with a general description of us and the securities we may offer under this prospectus. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Therefore, if there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully both this prospectus and any prospectus supplement, together with additional information described under the heading “Where You Can Find More Information.”
We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any related prospectus supplement. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or the related prospectus supplement. This prospectus and any related prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any related prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information in this prospectus, any prospectus supplement, or any document incorporated by reference is accurate as of any date other than the date of the document in which such information is contained, or such other date referred to in such document, regardless of the time of any sale or issuance of a security.
Unless the context otherwise requires or as otherwise expressly stated, references in this prospectus to “Clearway Energy,” “the Company,” “we,” “us” and “our” and similar terms refer to Clearway Energy, Inc. and its direct and indirect subsidiaries on a consolidated basis. References in this prospectus to “Clearway Inc.” refer to Clearway Energy, Inc. and not any of its subsidiaries, unless the context otherwise requires. References to our “common stock” or our “preferred stock” refer to the common stock or preferred stock of Clearway Energy, Inc. and not any of its subsidiaries, unless the context otherwise requires.

FORWARD-LOOKING STATEMENTS
This prospectus, any related prospectus supplement, and the documents incorporated by reference herein and therein, include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which involve risks and uncertainties. All statements, other than statements of historical facts, that are included in or incorporated by reference into this prospectus or any related prospectus supplement, or made in presentations, in response to questions or otherwise, that address activities, events or developments that we expect or anticipate to occur in the future, including such matters as projections, capital allocation, future capital expenditures, business strategy, competitive strengths, goals, future acquisitions or dispositions, development or operation of power generation assets, market and industry developments and the growth of our business and operations (often, but not always, through the use of words or phrases such as “believes,” “projects,” “anticipates,” “plans,” “expects,” “intends,” “estimates,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “projection,” “target,” “goal,” “objective,” “outlook,” “forecast” and similar expressions), are forward-looking statements. These factors, risks and uncertainties include, but are not limited to, the following:
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Our ability to maintain and grow our quarterly dividend;

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Potential risks related to our relationships with Clearway Energy Group LLC (“CEG”) and its owners;

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Our ability to successfully identify, evaluate and consummate investment opportunities, as well as acquisitions from, and dispositions to, third parties;

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Our ability to acquire assets from CEG;

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Our ability to borrow additional funds and access capital markets, as well as our substantial indebtedness and the possibility that we may incur additional indebtedness going forward;

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Changes in law, including judicial decisions;

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Hazards customary to the power production industry and power generation operations such as fuel and electricity price volatility, unusual weather conditions (including wind and solar conditions), catastrophic weather-related or other damage to facilities, unscheduled generation outages, maintenance or repairs, unanticipated changes to fuel supply costs or availability due to higher demand, shortages, transportation problems or other developments, environmental incidents, or electric transmission or gas pipeline system constraints and the possibility that we may not have adequate insurance to cover losses as a result of such hazards;

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Our ability to operate our businesses efficiently, manage maintenance capital expenditures and costs effectively, and generate earnings and cash flows from our asset-based businesses in relation to our debt and other obligations;

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The willingness and ability of counterparties to our offtake agreements to fulfill their obligations under such agreements;

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Our ability to enter into contracts to sell power and procure fuel on acceptable terms and prices;

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Government regulation, including compliance with regulatory requirements and changes in market rules, rates, tariffs and environmental laws;

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Operating and financial restrictions placed on us that are contained in the facility-level debt facilities and other agreements of certain subsidiaries and facility-level subsidiaries generally, in the Clearway Energy Operating LLC (“Clearway Operating LLC”) amended and restated revolving credit facility and in the indentures governing our outstanding senior unsecured notes; and

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Cyber terrorism and inadequate cybersecurity, or the occurrence of a catastrophic loss and the possibility that we may not have adequate insurance to cover losses resulting from such hazards or the inability of our insurers to provide coverage.

Any forward-looking statement speaks only as of the date on which it was made, and except as may be required by applicable law, the Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause the Company’s actual results to differ materially from those contemplated in any forward-looking statements included in this prospectus or incorporated herein by reference should not be construed as exhaustive.

SUMMARY
The following summary highlights selected information contained elsewhere in this prospectus. Because it is a summary, it does not contain all of the information that may be important to you or that you should consider before investing in our securities. You should read the entire prospectus carefully, including the “Risk Factors” section and the other documents we refer to and incorporate by reference, in order to understand this offering fully. In particular, we incorporate important business and financial information into this prospectus by reference.
Our Company
We are a publicly-traded energy infrastructure investor with a focus on investments in clean energy and owner of modern, sustainable and long-term contracted assets across North America. We are sponsored by CEG.
We were incorporated as a Delaware corporation on December 20, 2012. Our Class C common stock is listed on the NYSE under the symbol “CWEN.” Our headquarters and principal executive offices are located at 300 Carnegie Center, Suite 300, Princeton, New Jersey 08540. Our telephone number is (609) 608-1525. Our website is www.clearwayenergy.com. Information on our website is not part of this prospectus and is not incorporated into this prospectus by reference.
You can get more information regarding our business by reading our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2026 and June 30, 2026, and the other reports we file with the SEC. See “Where You Can Find More Information.”

RISK FACTORS
Our business is subject to uncertainties and risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated by reference from our most recent Annual Report on Form 10-K, as updated by our Quarterly Reports on Form 10-Q and other filings we make with the SEC, and in any prospectus supplement. It is possible that our business, financial condition, liquidity or results of operations could be materially adversely affected by any of these risks. In that case, the trading price of our common stock or debt securities could decline and you could lose all or part of your investment. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.

USE OF PROCEEDS
Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities offered thereby for general corporate purposes, which may include, among other things:
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repayment or refinancing of all or a portion of our indebtedness outstanding at the time;

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funding working capital, capital expenditures or acquisitions.

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

DESCRIPTION OF CAPITAL STOCK
The following description of the Company’s capital stock is a summary and does not purport to be complete. It should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) and the Company’s Fourth Amended and Restated Bylaws (“Bylaws”). The following description may not contain all of the information that is important to you. To understand them fully, you should read the Certificate of Incorporation, the Bylaws and the applicable provisions of the Delaware General Corporation Law (the “DGCL”).
Authorized Capitalization
The Company’s authorized capital stock consists, as of July 31, 2026, of:
(i)
500,000,000 shares of Class B common stock, par value $0.01 per share (“Class B common stock”), of which 42,738,750 shares are issued and outstanding (of which 41,678,637 shares were held in the Voting Trust (as defined below) pursuant to the terms of the Voting Trust Agreement described below under “— Voting Trust Agreement”);

(ii)
1,000,000,000 shares of Class C common stock, par value $0.01 per share (“Class C common stock”), of which 121,174,960 shares are issued and outstanding;

(iii)
1,000,000,000 shares of Class D common stock, par value $0.01 per share (“Class D common stock”), of which 41,361,142 shares are issued and outstanding; and

(iv)
10,000,000 shares of preferred stock, par value $0.01 per share, none of which are issued and outstanding.

In addition, as of July 31, 2026, (i) an aggregate of 3,568,188 shares of Class C common stock are reserved for issuance under the Company’s equity-based compensation plans and (ii) an aggregate of 84,099,892 shares of Class C common stock are reserved for issuance upon the exchange of Class B units or Class D units of Clearway Energy LLC (“Clearway LLC”). Unless the Board of Directors of the Company (the “Board”) determines otherwise, the Company will issue all shares of its capital stock in uncertificated form.
Class B Common Stock
Voting Rights
Each share of Class B common stock entitles the holder to one vote with respect to each matter presented to the Company’s stockholders on which the holders of Class B common stock are entitled to vote. Holders of shares of Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by applicable law or the listing requirements of any exchange on which shares of the Company’s common stock are listed. Holders of shares of Class B common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on the Board and as otherwise provided in the Certificate of Incorporation or required by law, all matters to be voted on by holders of shares of Class B common stock, Class C common stock and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by the Company’s stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock on a combined basis.
As of July 31, 2026, 41,678,637 shares of Class B common stock were held in the Voting Trust described below under “— Voting Trust Agreement”, and such shares will be voted by the Voting Trustee (as defined below) in accordance with the terms of the Voting Trust Agreement.
Dividend and Liquidation Rights
Holders of shares of Class B common stock do not have any right to receive dividends, other than dividends payable solely in shares of Class B common stock in the event of payment of a dividend in shares of common stock payable to holders of Class C common stock, or to receive a distribution upon the Company’s liquidation or winding up except for their right to receive payment for the par value of their shares of Class B common stock in connection with the Company’s liquidation.
Mandatory Redemption
In the event that, pursuant to the Exchange Agreement (as defined below), among the Company, Clearway LLC and CEG, the CEG Member (as defined below) exchanges Class B units of Clearway LLC for shares of Class C common stock, an equivalent number of outstanding shares of Class B common stock will be subject to mandatory redemption at a price per share equal to par value. Shares of Class B common stock so redeemed are automatically cancelled and are not available to be reissued.
Class C Common Stock
Voting Rights
Each share of Class C common stock entitles the holder to 1/100th of one vote with respect to each matter presented to the Company’s stockholders on which the holders of Class C common stock are entitled to vote. Holders of shares of Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by applicable law or the listing requirements of any exchange on which shares of the Company’s common stock are listed. Holders of shares of Class C common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on the Board and as otherwise provided in the Certificate of Incorporation or required by law, all matters to be voted on by holders of shares of Class B common stock, Class C common stock and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by the Company’s stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock on a combined basis.
Dividend Rights
Subject to preferences that may be applicable to any then outstanding preferred stock, the holders of the Company’s outstanding shares of Class C common stock are entitled to receive dividends, if any, as may be declared from time to time by the Board out of legally available funds. Dividends upon shares of Class C common stock may be declared by the Board at any regular or special meeting, and may be paid in cash, in property or in shares of capital stock. The holders of shares of Class C common stock will share ratably in all dividends as may be declared by the Board in respect of the outstanding common stock. Before payment of any dividend, there may be set aside out of any of the Company’s funds available for dividends, such sums as the Board deems proper as reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any of the Company’s property or for any proper purpose, and the Board may modify or abolish any such reserve. Furthermore, because the Company is a holding company, its ability to pay dividends on shares of Class C common stock is limited by restrictions on the ability of its subsidiaries to pay dividends or make other distributions to the Company, including restrictions under the terms of the agreements governing its indebtedness.
Liquidation Rights
In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Company’s affairs, holders of shares of Class C common stock would be entitled to share ratably in the Company’s assets that are legally available for distribution to stockholders after payment of its debts and other liabilities and the liquidation preference of any of the outstanding shares of preferred stock, subject only to the right of the holders of shares of Class B common stock and Class D common stock to receive payment for the par value of their shares in connection with the Company’s liquidation.
Other Rights
Holders of shares of the Company’s Class C common stock have no preemptive, conversion or other rights to subscribe for additional shares. All outstanding shares are, when issued, validly issued, fully paid and nonassessable. The rights, preferences and privileges of the holders of shares of Class C common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock that the Company may designate and issue in the future.
Listing
The Class C common stock is listed on the NYSE under the symbol “CWEN.”
Transfer Agent and Registrar
The transfer agent and registrar for the Class C common stock is Computershare Shareowner Services, LLC.
Class D Common Stock
Voting Rights
Each share of Class D common stock entitles the holder to 1/100th of one vote with respect to each matter presented to the Company’s stockholders on which the holders of Class D common stock are entitled to vote. Holders of shares of Class B common stock, Class C common stock and Class D common stock vote together as a single class on all matters presented to the Company’s stockholders for their vote or approval, except as otherwise required by applicable law or the listing requirements of any exchange on which shares of the Company’s common stock are listed. Holders of shares of Class D common stock do not have cumulative voting rights. Except in respect of matters relating to the election and removal of directors on the Board and as otherwise provided in the Certificate of Incorporation or required by law, all matters to be voted on by holders of shares of Class B common stock, Class C common stock and Class D common stock must be approved by a majority, on a combined basis, of such shares present in person or by proxy at the meeting and entitled to vote on the subject matter. In the case of election of directors, all matters to be voted on by the Company’s stockholders must be approved by a plurality of the votes entitled to be cast by all shares of common stock on a combined basis.
Dividend and Liquidation Rights
Holders of shares of Class D common stock do not have any right to receive dividends, other than dividends payable solely in shares of Class D common stock in the event of payment of a dividend in shares of common stock payable to holders of Class C common stock, or to receive a distribution upon the Company’s liquidation or winding up except for their right to receive payment for the par value of their shares of Class D common stock in connection with the Company’s liquidation.
Mandatory Redemption
In the event that, pursuant to the Exchange Agreement, the CEG Member exchanges Class D units of Clearway LLC for shares of Class C common stock, an equivalent number of outstanding shares of Class D common stock will be subject to mandatory redemption at a price per share equal to par value. Shares of Class D common stock so redeemed are automatically cancelled and are not available to be reissued.
Authorized but Unissued Capital Stock
Delaware law does not require stockholder approval for any issuance of authorized shares. However, the listing requirements of the NYSE, which would apply so long as the shares of Class C common stock remain listed on the NYSE, require stockholder approval of certain issuances equal to or exceeding 20% of the then outstanding voting power or the then outstanding number of shares of Class C common stock. These additional shares may be used for a variety of corporate purposes, including future public offerings, to raise additional capital or to facilitate acquisitions.
One of the effects of the existence of unissued and unreserved common stock or preferred stock may be to enable the Board to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company’s management and possibly deprive the stockholders of opportunities to sell their shares at prices higher than prevailing market prices.
Preferred Stock
Under the Certificate of Incorporation, the Company is authorized to issue up to 10,000,000 shares of preferred stock, par value $0.01 per share, none of which is issued and outstanding.
The Board is authorized to provide for the issuance of shares of preferred stock in one or more series and to fix the preferences, powers and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including the dividend rate, conversion rights, voting rights, redemption rights and liquidation preference and to fix the number of shares to be included in any such series without any further vote or action by the Company’s stockholders. Any preferred stock so issued may rank senior to the Company’s common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up, or both. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the Company’s stockholders and may adversely affect the voting and other rights of the holders of common stock. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock, including the loss of voting control to others. At present, the Company has no plans to issue any preferred stock.
Voting Trust Agreement
CEG is a party to a Voting Trust Agreement (the “Voting Trust Agreement”) with Wilmington Trust, National Association, as the voting trustee thereunder (the “Voting Trustee”), pursuant to which, as of July 31, 2026, CEG has deposited into a voting trust (the “Voting Trust”) 41,678,637 shares of Class B common stock (the “Voting Trust Shares”). The following is a description of the material terms of the Voting Trust Agreement.
Proportionate Voting
Under the Voting Trust Agreement, on any matter presented to the Company’s stockholders for a vote, including the election or removal of directors and any corporate action (including certain proposed change of control transactions of the Company), the Voting Trustee is required to vote the Voting Trust Shares in the same proportion as the votes cast by all stockholders of the Company (including CEG with respect to any shares not held in the Voting Trust). For any matter subject to a vote of the holders of the same class or series of securities as any Voting Trust Shares (voting separately as a class and not together with one or more other classes or series of voting securities of the Company), the Voting Trustee is required to vote the Voting Trust Shares corresponding to such class or series in accordance with the written direction of CEG.
Dividends and Distributions
Upon the declaration by the Company of any dividend or distribution with respect to any Voting Trust Shares, the Voting Trustee will instruct the Company to cause such dividend or distribution to be paid or delivered directly to CEG as if CEG itself held the Voting Trust Shares; provided, that any dividend or distribution paid in the form of voting securities of the Company will be retained by the Voting Trustee in the Voting Trust and will be subject to all of the terms and conditions of the Voting Trust Agreement.
Transfers
Under the Voting Trust Agreement, CEG may not sell, transfer or otherwise dispose of any Voting Trust Shares, except in certain limited situations. Upon completion of any transfer of Voting Trust Shares permitted under the Voting Trust Agreement, such Voting Trust Shares generally will no longer be subject to the terms and conditions of the Voting Trust Agreement.
Share Issuances; Share Releases
Under the Voting Trust Agreement, the Voting Trustee is required to release from the Voting Trust to CEG (each such release, a “Share Release”) a specified number of Voting Trust Shares upon the occurrence of (i) any issuance by the Company of additional shares of Class C common stock or other voting securities (other than to CEG or a CEG Related Person (as defined in the Voting Trust Agreement)), (ii) any corporate action affecting the total relative voting power that CEG holds in the Company or (iii) any exchange by CEG of Class B units of Clearway LLC for shares of Class C common stock under the Exchange Agreement (a “B/C Exchange”). The number of shares to be released in any Share Release will be calculated in accordance with the Voting Trust Agreement and is intended to cause the total relative voting power that CEG holds in the Company as of immediately following such Share Release to equal the total relative voting power that CEG would have held as of immediately following such issuance, corporate action or B/C Exchange had (i) the conversion of each share of the Company’s former Class A common stock into one share of Class C common stock, which occurred on May 1, 2026, not occurred, (ii) the creation of the Voting Trust and the deposit of the initial Voting Trust Shares into the Voting Trust not occurred and (iii), in the case of a B/C Exchange, the Class B units of Clearway LLC subject to such B/C Exchange been exchanged for shares of Class A common stock rather than shares of Class C common stock (the “Hypothetical Baseline Voting Power”). Upon completion of any Share Release, any Voting Trust Shares so released from the Voting Trust will no longer be subject to the terms and conditions of the Voting Trust Agreement.
In addition, if, as a result of any B/C Exchange (or certain sales, transfers or other dispositions of shares of Class C common stock received in a B/C Exchange), CEG’s total relative voting power in the Company exceeds the Hypothetical Baseline Voting Power, CEG will be required to deposit into the Voting Trust additional shares of Class B common stock in an amount that would cause CEG’s total relative voting power as of immediately following such deposit to equal the Hypothetical Baseline Voting Power.
Term; Termination
The Voting Trust is irrevocable by CEG and will terminate only upon the earliest to occur of (i) an event constituting a change of control of the Company, (ii) the dissolution or liquidation of the Company or (iii) the time at which no Voting Trust Shares remain in the Voting Trust.
Corporate Opportunity
As permitted under the DGCL, in the Certificate of Incorporation, the Company renounced any interest or expectancy in, or any offer of an opportunity to participate in, specified business opportunities that are presented to the Company or one or more of its officers, directors or stockholders. In recognition that directors, officers and/or employees of CEG may serve as directors and/or officers of the Company, and CEG and its controlled affiliates, not including the Company (individually, an “Affiliated Company”, and collectively, the “Affiliated Companies”), may engage in similar activities or lines of business that the Company engages in, the Certificate of Incorporation provides for the allocation of certain corporate opportunities between the Company and the Affiliated Companies. Specifically, none of the Affiliated Companies will have any duty to refrain from engaging directly or indirectly in the same or similar business activities or lines of business that the Company engages in. In the event that a director or officer of any Affiliated Company who also is one of the Company’s directors or officers acquires knowledge of a potential transaction or matter which may be a corporate opportunity for any of the Affiliated Companies and the Company, the Company will not have any expectancy in such corporate opportunity, and the director or officer will not have any duty to present such corporate opportunity to the Company and may pursue or acquire such corporate opportunity for himself/herself or direct such opportunity to another person. A corporate opportunity that an officer or director of the Company who is also a director or officer of any of the Affiliated Companies acquires knowledge of will not belong to the Company unless the corporate opportunity at issue is expressly offered in writing to such person solely in his or her capacity as a director or officer of the Company. In addition, even if a business opportunity is presented to an officer or director of any of the Affiliated Companies, the following corporate opportunities will not belong to the Company: (1) those the Company is not financially able, contractually permitted or legally able to undertake; (2) those not in the Company’s line of business; (3) those of no practical advantage to the Company; and (4) those in which the Company has no interest or reasonable expectancy. Except with respect to the Company’s directors and/or officers who are also directors and/or officers of any of the Affiliated Companies, the corporate opportunity doctrine applies as construed pursuant to applicable Delaware laws, without limitation.

Antitakeover Effects of Delaware Law and the Company’s Certificate of Incorporation and Bylaws
In addition to the disproportionate voting rights that CEG has as a result of its ownership of Class B common stock and Class D common stock, some provisions of Delaware law contain, and the Certificate of Incorporation and the Bylaws contain, a number of provisions which may have the effect of encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with the Board rather than pursue non-negotiated takeover attempts, which the Company believes may result in an improvement of the terms of any such acquisition in favor of the Company’s stockholders. However, these provisions also give the Board the power to discourage acquisitions that some stockholders may favor.
Undesignated Preferred Stock
The ability to authorize undesignated preferred stock will make it possible for the Board to issue preferred stock with superior voting, special approval, dividend or other rights or preferences on a discriminatory basis that could impede the success of any attempt to acquire the Company. These and other provisions may have the effect of deferring, delaying or discouraging hostile takeovers, or changes in control or management of the Company.
Meetings and Elections of Directors
Special Meetings of Stockholders.   The Certificate of Incorporation provides that a special meeting of stockholders may be called only by the Board by a resolution adopted by the affirmative vote of a majority of the total number of directors then in office.
Elimination of Stockholder Action by Written Consent.   The Certificate of Incorporation and the Bylaws provide that holders of the Company’s common stock cannot act by written consent in lieu of a meeting.
Vacancies.   Any vacancy occurring on the Board and any newly created directorship may be filled only by a majority of the directors remaining in office (even if less than a quorum), subject to the rights of holders of any series of preferred stock.
Amendments
Amendments of Certificate of Incorporation.   The provisions described above under “— Special Meetings of Stockholders,” “— Elimination of Stockholder Action by Written Consent” and “— Vacancies” may be amended only by the affirmative vote of holders of at least 66 2∕3% of the combined voting power of outstanding shares of the Company’s capital stock entitled to vote in the election of directors, voting together as a single class.
Amendment of Bylaws.   The Board has the power to make, alter, amend, change or repeal the Bylaws or adopt new bylaws by the affirmative vote of a majority of the total number of directors then in office.
Notice Provisions Relating to Stockholder Proposals and Nominees
The Bylaws also impose some procedural requirements on stockholders who wish to make nominations in the election of directors or propose any other business to be brought before an annual or special meeting of stockholders.
Specifically, a stockholder may (i) bring a proposal before an annual meeting of stockholders, (ii) nominate a candidate for election to the Board at an annual meeting of stockholders, or (iii) nominate a candidate for election to the Board at a special meeting of stockholders that has been called for the purpose of electing directors, only if such stockholder delivers timely notice to the Company’s corporate secretary. The notice must be in writing and must include certain information and comply with the delivery requirements as set forth in the Bylaws.
To be timely, a stockholder’s notice must be received at the Company’s principal executive offices:
•
in the case of a nomination or other business in connection with an annual meeting of stockholders, not later than the close of business on the 90th day nor earlier than the close of business on the

120th day prior to the first anniversary of the previous year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days before or delayed more than 70 days after the first anniversary of the preceding year’s annual meeting, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company;
•
in the case of a nomination in connection with a special meeting of stockholders, not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day before such special meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

With respect to special meetings of stockholders, the Bylaws provide that only such business shall be conducted as shall have been stated in the notice of the meeting.
Delaware Antitakeover Law
The Company has opted out of Section 203 of the DGCL. However, the Certificate of Incorporation provides that in the event CEG and its affiliates cease to beneficially own at least 5% of the total voting power of all the then outstanding shares of the Company’s capital stock, the Company will automatically become subject to Section 203 of the DGCL. Section 203 provides that, subject to certain exceptions specified in the law, a Delaware corporation shall not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder unless:
•
prior to such time, the Board approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•
upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by the Board and by the affirmative vote of holders of at least 66 2∕3% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years did own, 15% or more of the Company’s voting stock.
Under certain circumstances, Section 203 makes it more difficult for a person who would be an “interested stockholder” to effect various business combinations with a corporation for a three-year period. The provisions of Section 203 may encourage companies interested in acquiring the Company to negotiate in advance with the Board because the stockholder approval requirement would be avoided if the Board approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.
Amendments
Any amendments to the Certificate of Incorporation, subject to the rights of holders of the Company’s preferred stock, regarding the provisions thereof summarized under “— Corporate Opportunity” or “— Antitakeover Effects of Delaware Law and the Company’s Certificate of Incorporation and Bylaws” will require the affirmative vote of at least 66 2∕3% of the voting power of all shares of common stock then outstanding.

Fifth Amended and Restated Limited Liability Company Agreement of Clearway LLC
The following is a description of the material terms of the Fifth Amended and Restated Limited Liability Company Agreement of Clearway LLC (the “Clearway LLC Agreement”). The following description is a summary and does not purport to be complete. It should be read in conjunction with, and is qualified in its entirety by reference to, the full text of the Clearway LLC Agreement.
Governance
The Company serves as the sole managing member of Clearway LLC. As such, the Company, and effectively the Board, controls the business and affairs of Clearway LLC and is responsible for the management of its business. No other member of Clearway LLC, in its capacity as such, has any authority or right to control the management of Clearway LLC or to bind it in connection with any matter. Any amendment, supplement or waiver of the Clearway LLC Agreement must be approved by a majority of the Company’s independent directors.
Voting and Economic Rights of Members
The limited liability company interests in Clearway LLC are denominated as “units,” which are comprised of three classes: Class C units, which may only be issued to the Company, as the sole managing member, and Class B units and Class D units, which may only be issued to CEG and held by CEG or its permitted assignees or permitted transferees (collectively, the “CEG Member”). Units of each of the three classes have equivalent economic and other rights, except that upon issuance, each holder of a Class B unit will also be issued a share of the Company’s Class B common stock and each holder of a Class D unit will also be issued a share of the Company’s Class D common stock. Each Class B unit and Class D unit is exchangeable for a share of the Company’s Class C common stock, subject to equitable adjustments for stock splits, stock dividends and reclassifications in accordance with the terms of the Exchange Agreement. When the CEG Member exchanges a Class B unit of Clearway LLC for a share of the Company’s Class C common stock, the Company will automatically redeem and cancel a corresponding share of Class B common stock, and the Class B unit will automatically convert into a Class C unit of Clearway LLC issued to the Company. When the CEG Member exchanges a Class D unit of Clearway LLC for a share of the Company’s Class C common stock, the Company will automatically redeem and cancel a corresponding share of the Company’s Class D common stock, and the Class D unit will automatically convert into a Class C unit of Clearway LLC issued to the Company. None of the units have any voting rights.
Net profits and net losses and distributions by Clearway LLC are allocated and made to holders of units in accordance with the respective number of membership units of Clearway LLC held. Clearway LLC will make distributions to the Company and CEG for the purpose of funding tax obligations in respect of income of Clearway LLC that is allocated to the members of Clearway LLC. However, Clearway LLC may not make any distributions to its members if doing so would violate any agreement to which it is then a party or any law then applicable to it, have the effect of rendering it insolvent or result in it having net capital lower than that required by applicable law. Additionally, because the Company’s operations are conducted primarily through Clearway Operating LLC, a wholly owned subsidiary of Clearway LLC, and Clearway Operating LLC’s Amended and Restated Credit Agreement restricts the ability of Clearway Operating LLC to make distributions to Clearway LLC, Clearway LLC may not have any funds available to make distributions to the Company and CEG (including with respect to tax obligations).
Coordination of the Company and Clearway LLC
At any time the Company issues a share of its Class C common stock for cash, the net proceeds therefrom will promptly be transferred to Clearway LLC and Clearway LLC will, at the Company’s election, either:
•
(i) transfer a newly issued Class C unit of Clearway LLC to the Company or (ii) purchase Class B units or Class D units from the CEG Member, which Class B units or Class D units, as applicable, will automatically be reclassified into Class C units; or

•
use a portion of the net proceeds to purchase a Class B unit or Class D unit of Clearway LLC from the CEG Member, which Class B unit or Class D unit will automatically convert into a Class C unit of Clearway LLC when transferred to the Company.

In the event Clearway LLC purchases a Class B unit or a Class D unit of Clearway LLC from the CEG Member, the Company will concurrently redeem and cancel the corresponding share of its Class B common stock or Class D common stock, as applicable.
If the Company issues other classes or series of equity securities, Clearway LLC will issue, and the Company will use the net proceeds therefrom to purchase, an equal amount of units with designations, preferences and other rights and terms that are substantially the same as the Company’s newly-issued equity securities. Conversely, if the Company elects to redeem any shares of its Class C common stock (or its equity securities of other classes or series) for cash, Clearway LLC will, immediately prior to such redemption, redeem an equal number of Class C units (or its units of the corresponding classes or series) held by the Company upon the same terms and for the same price, as the shares of Class C common stock (or equity securities of such other classes or series) so redeemed.
Issuances and Transfer of Units
Class C units may only be issued to the Company, as the sole managing member of Clearway LLC, and are non-transferable except upon redemption by Clearway LLC. Class B units and Class D units may only be issued to the CEG Member. Class B units and Class D units may not be transferred without the Company’s consent, which may not be unreasonably withheld, conditioned or delayed, except the CEG Member may transfer Class B units or Class D units to any of its direct or indirect limited partners or other equityholders and to a permitted transferee (including an affiliate) without the Company’s consent. The CEG Member may not transfer any Class B units or Class D units to any person unless the CEG Member transfers an equal number of shares of the Company’s Class B common stock or Class D common stock, as applicable, to the same transferee.
Exchange Agreement
The Company is a party to a Third Amended and Restated Exchange Agreement with CEG and Clearway LLC (the “Exchange Agreement”), pursuant to which the CEG Member may, from time to time, cause Clearway LLC to (i) exchange its Class B units for shares of the Company’s Class C common stock or (ii) exchange its Class D units for shares of the Company’s Class C common stock, in each case, on a one-for-one basis, subject to adjustments for stock splits, stock dividends and reclassifications. The Exchange Agreement also provides that, subject to certain exceptions, the CEG Member does not have the right to cause Clearway LLC to exchange Class B units or Class D units if Clearway LLC determines that such exchange would be prohibited by law or regulation or would violate other agreements to which the Company may be subject, and the Company may impose additional restrictions on exchange that it determines necessary or advisable so that Clearway LLC is not treated as a “publicly traded partnership” for U.S. federal income tax purposes.
When the CEG Member exchanges a Class B unit of Clearway LLC for a share of the Company’s Class C common stock, the Company will automatically redeem and cancel a corresponding share of the Company’s Class B common stock and the Class B unit will automatically convert into a Class C unit when issued to the Company. Similarly, when the CEG Member exchanges a Class D unit of Clearway LLC for a share of the Company’s Class C common stock, the Company will automatically redeem and cancel a corresponding share of the Company’s Class D common stock and the Class D unit will automatically convert into a Class C unit when issued to the Company. As a result, when the CEG Member exchanges its Class B units or Class D units for shares of the Company’s Class C common stock, the Company’s interest in Clearway LLC will be correspondingly increased.
Additionally, when the CEG Member exchanges a Class B unit or Class D unit of Clearway LLC for shares of the Company’s Class C common stock, the CEG Member will pay the Company an equitable cash settlement on the applicable exchange date for the value of certain of the Company’s assets that are not held through Clearway LLC. The amount of any such payment will be calculated based on the net present value of the projected discounted cash flow of such assets, using a discount rate equal to the weighted average cost of capital for such assets, and the daily volume-weighted average closing price of the Company’s Class C common stock for the trailing 30 trading days ending on the second trading day prior to the applicable exchange date.

The Company has reserved for issuance 84,099,892 shares of the Company’s Class C common stock, which is the aggregate number of shares of Class C common stock expected to be issued over time upon the exchange of all Class B units and Class D units of Clearway LLC currently outstanding.
Indemnification and Exculpation
To the extent permitted by applicable law, Clearway LLC will indemnify its and its affiliate’s members, partners, shareholders, directors, officers, fiduciaries and trustees, as well as the Company’s authorized officers and the Company’s other employees and agents, from and against any losses, liabilities, damages, costs, expenses, fees or penalties incurred in connection with serving in such capacities, provided that the acts or omissions of these indemnified persons are not the result of bad faith, fraud, willful misconduct or, in the case of a criminal matter, knowledge that the indemnified person’s conduct was unlawful.
Such indemnified persons will not be liable to Clearway LLC for damages incurred as a result of any acts or omissions of these persons, provided that the acts or omissions of these exculpated persons are not the result of bad faith, fraud, willful misconduct or, in the case of a criminal matter, knowledge that the indemnified person’s conduct was unlawful.
Amended and Restated Registration Rights Agreement
The Company entered into an amended and restated registration rights agreement with CEG (as successor-in-interest to NRG Energy, Inc.), pursuant to which CEG and its affiliates will be entitled to demand registration rights, including the right to demand that a shelf registration statement be filed, and “piggyback” registration rights, for shares of the Company’s Class C common stock that are issuable upon exchange of Class B units or Class D units of Clearway LLC that CEG owns.

DESCRIPTION OF DEBT SECURITIES
We may offer secured or unsecured debt securities, which may be convertible or non-convertible. Our debt securities will be issued under an indenture to be entered into between us and CSC Delaware Trust Company.
We have summarized certain general features of the debt securities from the indenture. A form of indenture is filed as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which these general provisions may apply to the debt securities will be described in the related prospectus supplement.
General
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.
Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):
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title and aggregate principal amount;

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whether the securities will be senior or subordinated;

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applicable subordination provisions, if any;

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whether securities issued by us will be entitled to the benefits of any form of guarantee;

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conversion or exchange into other securities;

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whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

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percentage or percentages of principal amount at which such securities will be issued;

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maturity date(s);

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interest rate(s) or the method for determining the interest rate(s);

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dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

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redemption (including upon a “change of control”) or early repayment provisions;

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authorized denominations;

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form;

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amount of discount or premium, if any, with which such securities will be issued;

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whether such securities will be issued in whole or in part in the form of one or more global securities;

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identity of the depositary for global securities;

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whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

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the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

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conversion or exchange features;

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any covenants applicable to the particular debt securities being issued;

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any defaults and events of default applicable to the particular debt securities being issued;

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currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

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time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

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securities exchange(s) on which the securities will be listed, if any;

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whether any underwriter(s) will act as market maker(s) for the securities;

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extent to which a secondary market for the securities is expected to develop;

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additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

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provisions relating to covenant defeasance and legal defeasance;

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provisions relating to satisfaction and discharge of the indenture;

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provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

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additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.
Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.
The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and as otherwise described in the applicable prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the applicable prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.
Governing Law
The indenture and the debt securities will be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

PLAN OF DISTRIBUTION
Initial Offering and Sale of Securities
We may sell securities from time to time in one or more transactions separately or in combination. We may sell the securities of or within any series to or through agents, underwriters, dealers, remarketing firms or other third parties or directly to one or more purchasers or through a combination of any of these methods. We may issue securities as a dividend or distribution. In some cases, we or dealers acting with us or on behalf of us may also purchase securities and reoffer them to the public. We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any option agreement or other contractual arrangement.
Agents whom we designate may solicit offers to purchase the securities.
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If required, we will name any agent involved in offering or selling securities, and disclose any commissions that we will pay to the agent, in the applicable prospectus supplement.

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Unless we indicate otherwise in the applicable prospectus supplement, agents will act on a best efforts basis for the period of their appointment.

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Agents may be deemed to be underwriters under the Securities Act, of any of the securities that they offer or sell.

We may use an underwriter or underwriters in the offer or sale of the securities.
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If we use an underwriter or underwriters, we will execute an underwriting agreement with the underwriter or underwriters at the time that we reach an agreement for the sale of the securities.

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We will include the names of the specific managing underwriter or underwriters, as well as the names of any other underwriters, material relationships between the Company and underwriters, and the terms of the transactions, including the compensation the underwriters and dealers will receive, in the applicable prospectus supplement.

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The underwriters will use the applicable prospectus supplement, together with this prospectus, to sell the securities.

We may use a dealer to sell the securities.
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If we use a dealer, we will sell the securities to the dealer, as principal.

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The dealer will then sell the securities to the public at varying prices that the dealer will determine at the time it sells the securities.

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We will include the name of the dealer and the terms of the transactions with the dealer in the applicable prospectus supplement.

We may solicit directly offers to purchase the securities, and we may directly sell the securities to institutional or other investors. We will describe the terms of direct sales in the applicable prospectus supplement.
We may engage in “at the market offerings” within the meaning of Rule 415(a)(4) of the Securities Act, to or through a market maker or into an existing trading market on an exchange or otherwise.
We may also offer and sell securities, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms referred to as remarketing firms, acting as principals for their own accounts or as our agents. Any remarketing firm will be identified and the terms of its agreement, if any, with us, and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters under the Securities Act in connection with the securities they remarket.
We may indemnify agents, underwriters, dealers and remarketing firms against certain liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, or their affiliates, may be customers of, engage in transactions with or perform services for us or our respective affiliates, in the ordinary course of business.
We may authorize agents and underwriters to solicit offers by certain institutions to purchase the securities at the public offering price under delayed delivery contracts.
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If we use delayed delivery contracts, we will disclose that we are using them in the prospectus supplement and will tell you when we will demand payment and delivery of the securities under the delayed delivery contracts.

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These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

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We will describe in the applicable prospectus supplement the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive.

Any underwriter, agent or dealer that is a Financial Industry Regulatory Authority member is not permitted to sell securities in an offering to accounts over which it exercises discretionary authority without the prior specific written approval of its customer.
Unless otherwise specified in connection with a particular underwritten offering of securities, the underwriters will not be obligated to purchase offered securities unless specified conditions are satisfied, and if the underwriters do purchase any offered securities, they will purchase all offered securities.
We may enter into derivative or other hedging transactions involving the securities with third parties, or sell securities not covered by the prospectus to third parties in privately-negotiated transactions. If we so indicate in the applicable prospectus supplement, in connection with those derivative transactions, the third parties may sell securities covered by this prospectus and the related prospectus supplement, including in short sale transactions, or may lend securities in order to facilitate short sale transactions by others. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us in settlement of those derivative or hedging transactions to close out any related open borrowings of securities. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment to the registration statement that includes this prospectus).
We may effect sales of securities in connection with forward sale, option or other types of agreements with third parties. Any distribution of securities pursuant to any forward sale agreement may be effected from time to time in one or more transactions that may take place through a stock exchange, including block trades or ordinary broker’s transactions, or through broker-dealers acting either as principal or agent, or through privately-negotiated transactions, or through an underwritten public offering, or through a combination of any such methods of sale, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated or fixed prices.
We may loan or pledge securities to third parties that in turn may sell the securities using this prospectus and the related prospectus supplement or, if we default in the case of a pledge, may offer and sell the securities from time to time using this prospectus and the related prospectus supplement. Such third parties may transfer their short positions to investors in the securities or in connection with a concurrent offering of other securities offered by this prospectus and the related prospectus supplement or otherwise.
We may sell shares of our common stock under a direct stock purchase and dividend reinvestment plan to be established after the date of this prospectus. The terms of any such plan will be set forth in the applicable prospectus supplement.

LEGAL MATTERS
Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities that may be offered hereby will be passed upon for us by Baker Botts L.L.P., Dallas, Texas. If legal matters in connection with the offering made by this prospectus are passed on by counsel for the underwriters, dealers or agents, if any, that counsel will be named in the applicable prospectus supplement.
EXPERTS
The financial statements as of December 31, 2025 and 2024 and for each of the two years in the period ended December 31, 2025 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2025 incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2025 have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the Company’s internal control over financial reporting) of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of Clearway Energy, Inc. for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
INCORPORATION BY REFERENCE OF CERTAIN INFORMATION
The SEC allows the “incorporation by reference” of the information filed by us with the SEC into this prospectus, which means that important information can be disclosed to you by referring you to those documents and those documents will be considered part of this prospectus. Information that we file later with the SEC will automatically update and supersede the previously filed information. The documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (other than portions of these documents deemed to be “furnished” or not deemed to be “filed,” including the portions of these documents that are either (1) described in paragraph (e) of Item 201 of Regulation S-K or paragraphs (d)(1)-(3) and (e)(5) of Item 407 of Regulation S-K promulgated by the SEC or (2) furnished under Item 2.02 or Item 7.01 of a Current Report on Form 8-K, including any exhibits included with such Items) are incorporated by reference herein:
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Our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 24, 2026.

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The information specifically incorporated by reference into our Annual Report on Form 10-K from our definitive proxy statement on Schedule 14A, filed on March 24, 2026.

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Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, filed on May 8, 2026.

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Our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2026, filed on August 5, 2026.

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Our Current Reports on Form 8-K filed on January 7, 2026, January 8, 2026, January 13, 2026, March 9, 2026, April 2, 2026, May 1, 2026 (other than Item 7.01) and May 15, 2026 (other than Item 7.01).

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The description of our Class C common stock contained in the Registration Statement on Form 8-A/A filed with the SEC on April 29, 2026, to register such securities under the Exchange Act including any amendment or report filed for the purpose of updating such description.

The information incorporated by reference contains important information about us and our financial condition and is considered to be part of this prospectus. Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You may obtain any of the documents incorporated by reference from the SEC through the SEC’s website at www.sec.gov. You may also request a copy of any document incorporated by reference in this prospectus (including exhibits to those documents specifically incorporated by reference in this prospectus), at no cost, by visiting our website at www.clearwayenergy.com, or by writing or calling us at the following address:
Clearway Energy, Inc.
300 Carnegie Center, Suite 300
Princeton, NJ 08540
(609) 608-1525
Attention: Corporate Secretary
WHERE YOU CAN FIND MORE INFORMATION
We are subject to the reporting, proxy and information requirements of the Exchange Act, and as a result are required to file periodic reports, proxy statements and other information with the SEC. Such reports and other information (including the documents incorporated by reference into this prospectus supplement) are available to the public on the SEC’s website at www.sec.gov.
Additionally, our filings with the SEC that are filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act are available free of charge through the “Investor Relations” section of our website (www.clearwayenergy.com) as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. Our website and the information contained on that site, or connected to that site, are not incorporated into and are not a part of this prospectus except for the documents specifically incorporated by reference as noted above.
We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information that is included in the registration statement. You will find additional information about us in the registration statement. Any statements made in this prospectus concerning the provisions of legal documents are not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter.